Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	For Immediate Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Director of Investor Relations
	732-747-7800	732-747-7800
HOVNANIAN ENTERPRISES, INC. ANNOUNCES CLOSING OF $785 MILLION SENIOR
SECURED NOTES OFFERING AND EXPIRATION AND FINAL RESULTS OF CASH TENDER
OFFERS AND RELATED CONSENT SOLICITATIONS FOR ITS SENIOR SECURED AND UNSECURED NOTES
New Secured Notes
RED BANK, NJ, October 20, 2009 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced the closing today of the private placement offering of $785.0 million of 10 5/8% Senior Secured Notes due 2016 (the “New Secured Notes”) issued by K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), a wholly owned subsidiary of the Company, and guaranteed by the Company and substantially all of its subsidiaries. The New Secured Notes and the guarantees thereof will be secured on a first-priority lien basis by substantially all the assets owned by the Company and the guarantors, subject to permitted liens and certain exceptions. The proceeds of the New Secured Notes offering were used, together with cash on hand, to fund the Tender Offers discussed below. In connection with the New Secured Notes Offering, K. Hovnanian terminated its revolving credit facility and entered into certain letter of credit facilities.
The New Secured Notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A and outside the United States in compliance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).
The New Secured Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Tender Offers
The Company also announced the expiration and final results of K. Hovnanian’s tender offers to purchase for cash (i) any and all of its outstanding 11 1/2% Senior Secured Notes due 2013 (the “2013 Secured Notes”) (the “2013 Secured Notes Tender Offer”), (ii) any and all of its outstanding 18% Senior Secured Notes due 2017 (the “2017 Secured Notes” and, together with the 2013 Secured Notes, the “Secured Notes”) (the “2017 Secured Notes Tender Offer” and, together with the 2013 Secured Notes Tender Offer, the “Secured Notes Tender Offers”) and (iii) the maximum aggregate principal amount of its outstanding 8% Senior Notes due 2012 (the “8% 2012 Notes”), 6 1/2% Senior Notes due 2014 (the “6 1/2% 2014 Notes”), 6 3/8% Senior Notes due 2014 (the “6 3/8% 2014 Notes”), 6 1/4% Senior Notes due 2015 (the “6 1/4% 2015 Notes”), 7 1/2% Senior Notes due 2016 (the “7 1/2% 2016 Notes”) and 6 1/4% Senior Notes due 2016 (the “6 1/4% 2016 Notes” and collectively with the 8% 2012 Notes, 6 1/2% 2014 Notes, 6 3/8% 2014 Notes, 6 1/4% 2015 Notes and 7 1/2% 2016 Notes, the “Unsecured Notes,” and, together with the Secured Notes, the “Notes”) to be purchased for a maximum aggregate consideration, excluding accrued and unpaid interest, of $100.0 million (the “Unsecured Notes Tender Offer” and, together with the Secured Notes Tender Offers the “Tender Offers”). In connection with the 2013 Secured Notes Tender Offer and the 2017 Secured Notes Tender Offer, K. Hovnanian solicited and, as previously announced, received, consents (the “Consent Solicitations”) to amend certain provisions of the indentures governing the Secured Notes.

Each Tender Offer expired at 12:00 midnight, New York City time, on October 19, 2009 (with respect to each Tender Offer, the “Expiration Date”). Holders of Notes were required to have validly tendered and not withdrawn their Notes on or prior to 5:00 p.m., New York City time, on October 2, 2009 (with respect to each Tender Offer, the “Early Tender Date”), in order to receive the Total Consideration for their Notes. The Total Consideration includes an early tender consideration of $50 for each $1,000 principal amount of Notes validly tendered on or before the Early Tender Date and accepted in the applicable Tender Offer (with respect to each Tender Offer, the “Early Tender Consideration”). Holders that validly tendered their Notes after the Early Tender Date and on or prior to the Expiration Date received only the Tender Offer Consideration for such Notes, which is equal to the Total Consideration for such Notes less the Early Tender Consideration. Holders of Notes tendered and accepted in the Tender Offers also received accrued and unpaid interest from the applicable last interest payment date to, but not including, the payment date for the Tender Offers.
The table below shows the amount of Notes validly tendered and not validly withdrawn at the Expiration Date.

	Outstanding	Principal Amount	Percentage of
	Principal	Tendered as of	Outstanding	Acceptance Priority
Title of Security	Amount(1)	Expiration Date	Notes Tendered	Level
Secured Notes
11 1/2% Senior Secured Notes due 2013	$600,000,000	$599,522,000	99.9%	N/A
18% Senior Secured Notes due 2017	$29,299,000	$17,597,000	60.1%	N/A
Unsecured Notes
8% Senior Notes due 2012	$43,500,000	$7,946,000	18.3%	1
6 1/2% Senior Notes due 2014	$144,000,000	$57,101,000	39.7%	2
6 3/8% Senior Notes due 2014	$114,300,000	$23,554,000	20.6%	3
6 1/4% Senior Notes due 2015	$129,300,000	$36,632,000	28.3%	4
7 1/2% Senior Notes due 2016	$172,500,000	$64,668,000	37.5%	5
6 1/4% Senior Notes due 2016	$173,200,000	$73,588,000	42.5%	6

(1)	As of July 31, 2009.
Secured Notes Tender Offers and Related Consent Solicitations
K. Hovnanian accepted for purchase all $599,522,000 of the 2013 Secured Notes and all $17,597,000 of the 2017 Secured Notes that were validly tendered (and not withdrawn).
Based on the consents received in the Consent Solicitations, K. Hovnanian, the Company, the guarantors and the applicable trustee under the indentures for the Secured Notes have entered into supplemental indentures that among other things, (i) permit the incurrence of additional first lien secured debt, (ii) eliminate the limitation on repurchase of certain debt (iii) amend the definition of refinancing indebtedness (in the case of the 2017 Secured Notes) and (iv) permit the incurrence of additional debtor-in-possession financing (in the case of the 2013 Secured Notes). The supplemental indentures became effective today upon acceptance for payment of the Secured Notes tendered pursuant to the Secured Notes Tender Offers.
Unsecured Notes Tender Offer
K. Hovnanian accepted for purchase all 8% 2012 Notes, 6 1/2% 2014 Notes, 6 3/8% 2014 Notes and 6 1/4% 2015 Notes and $198,000 7 1/2% 2016 Notes validly tendered (and not withdrawn). Because the Unsecured Notes Tender Offer was oversubscribed, K. Hovnanian accepted Unsecured Notes tendered in accordance with the “Acceptance Priority Level” as set forth in the table above, with Level 1 being the highest priority. The amount of 7 1/2% 2016 Notes K. Hovnanian accepted was based on a proration factor of 0.33%. None of the 6 1/4% 2016 Notes were accepted for payment in the Unsecured Notes Tender Offer.
K. Hovnanian did not solicit any consents from the holders of Unsecured Notes.
The terms and conditions of the Tender Offers and Consent Solicitations are described in the Offer to Purchase and Consent Solicitation Statement, dated September 21, 2009, as amended and supplemented, and in the related

Consent and Letter of Transmittal. Credit Suisse Securities (USA) LLC (“Credit Suisse”) served as dealer manager for the Tender Offers and as solicitation agent for the Consent Solicitations, and Bondholder Communications Group served as the information and tender agent.
This press release does not constitute an offer to purchase or a solicitation of any offer to sell, the New Secured Notes or any other securities.
About Hovnanian Enterprises
Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.
Forward-Looking Statements
All statements in this press release that are not historical facts should be considered as “forward-looking statements”. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) utility shortages and outages or rate fluctuations, (11) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (12) operations through joint ventures with third parties, (13) product liability litigation and warranty claims, (14) successful identification and integration of acquisitions, (15) significant influence of the Company’s controlling stockholders, (16) geopolitical risks, terrorist acts and other acts of war and (17) other factors described in detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2008 and Quarterly Reports on Form 10-Q for the quarters ended January 31, 2009, April 30, 2009 and July 31, 2009. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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